Exhibit 10.1.4

FOURTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of the        day of January, 2003 and is by and among APCOA/Standard Parking, Inc., a Delaware corporation (the “Company”) LaSalle Bank National Association, a national banking association (“LaSalle”), Bank One, NA, a national banking association (“Bank One”), and LaSalle as agent (in such capacity, the “Agent”) for the “Lenders” under the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, LaSalle, Bank One and the Company are all of the parties to that certain Amended and Restated Credit Agreement dated as of January 11, 2002, as amended (as such agreement has been or may be further amended, restated, modified or supplemented and in effect from time to time, the “Credit Agreement”), and LaSalle and Bank One are all of the “Lenders” thereunder; and

WHEREAS, LaSalle, Bank One and the Company desire to amend the Credit Agreement in certain respects, as hereinafter described in this Amendment;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Definitions.  Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.  In addition, the following term shall have the meaning indicated:

“Fourth Amendment Effective Date” means the date upon which this Amendment is executed by the Company, LaSalle, and Bank One, and the Guarantor Consent and Reaffirmation hereto is executed by each Guarantor, and each other condition to effectiveness set forth in Section 3 hereof has been fulfilled to the reasonable satisfaction of LaSalle and Bank One.

2.                                       Amendment of Credit Agreement.  Effective on the Fourth Amendment Effective Date, the Credit Agreement shall be amended as follows:

(a)                                  The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Applicable Margin” shall mean, with respect to any Adjusted Corporate Base Rate Loan or LIBOR Loan, the applicable percentage set forth below:

Type of Revolving Credit Loan	Applicable Margin
LIBOR Loan	4.00% (400 basis points)
Adjusted Corporate Base Rate Loan	1.75% (175 basis points)

(b)                                 The definition of “Borrowing Base” in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety with respect to the Borrowing Base report due under Section 5.1(d)(ii) of the Credit Agreement as of January 31, 2003 and each Borrowing Base report due thereafter as follows:

“Borrowing Base” shall mean an amount equal to (i) eighty percent (80%) of the unpaid amount (net of such reserves and allowances as the Agent deems necessary in its reasonable discretion) of all Eligible Accounts Receivable then existing (other than Eligible Capital Improvement Receivables), plus (ii) fifty percent (50%) of all Eligible Capital Improvement Receivables then existing, plus (iii) forty percent (40%) of (A) the Net Book Value of Fixed Assets of the Company, minus (B) outstanding Capital Lease Indebtedness of the Company (determined on a consolidated basis), plus $3,000,000, provided, however, that such $3,000,000 additional availability shall be decreased by (A) $250,000 as of April 1, 2003, (B) $250,000 as of July 1, 2003, and (C) $500,000 as of the first day of each calendar quarter thereafter, until such $3,000,000 shall have been decreased to zero (0).

(c)                                  The definition of “Corporate Base Rate” in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Corporate Base Rate” shall mean the per annum rate announced by the Agent from time to time as its prime rate of interest, which need not be the lowest rate of interest it charges any of its customers.  The Corporate Base Rate shall change simultaneously with any change in such announced prime rate.  Notwithstanding the foregoing, for purposes of determining the applicable Corporate Base Rate at any time for this Agreement, the Corporate Base Rate shall not be less than 4.25%.

(d)                                 The definition of “LIBOR” in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

“LIBOR” shall mean, with respect to any LIBOR Loan and the related LIBOR Interest Period, the rate per annum obtained by dividing (i) the per annum rate of interest at which deposits in Dollars for such LIBOR Interest Period and in an aggregate amount comparable to the amount of the applicable LIBOR Loan are published by Bloomberg’s Financial Markets Commodities News at approximately 8:00 a.m. Chicago time on the third LIBOR Business Day prior to the first day of such LIBOR Interest Period (or if not so published, Agent, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to determine such rate); provided, however, that after the first election of a LIBOR Interest Period with respect to any LIBOR Loan, such per annum rate shall be determined at approximately 8:00 a.m. Chicago time on the first LIBOR Business Day of the month for each LIBOR Interest Period thereafter, by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that are specified on the first day of such LIBOR Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) maintained by a member bank of such System;

all as conclusively determined by the Agent.  Notwithstanding the foregoing, for purposes of determining the applicable LIBOR at any time for this Agreement, LIBOR shall not be less than 1.30%.

(e)                                  Subsection 2.1(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(c) Limitation on Amount of Revolving Credit Advances.  Notwithstanding anything in this Agreement to the contrary, (i) the aggregate principal amount of the Revolving Credit Advances and any Existing Letters of Credit at any time outstanding to the Company shall not exceed the lesser of (A) the aggregate amount of the Revolving Commitments at such time, or (B) the Borrowing Base at such time, and (ii) the aggregate principal amount of Letter of Credit Advances and Existing Letters of Credit outstanding at any time shall not exceed $22,000,000.

(f)                                    Subsection 5.2(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)                                  Adjusted Total Debt to Adjusted EBITDA Ratio.  Permit or suffer the Adjusted Total Debt to Adjusted EBITDA Ratio to be greater than the levels set forth in the following table as of the dates shown:

Date of Measurement	Required Ratio
March 31, 2002	5.89 to 1.00
June 30, 2002	6.57 to 1.00
September 30, 2002	6.60 to 1.00
December 31, 2002	7.29 to 1.00
March 31, 2003	7.22 to 1.00
June 30, 2003	6.89 to 1.00
September 30, 2003	6.53 to 1.00
December 31, 2003	6.53 to 1.00

As of December 31, 2001, the Company shall have a minimum Adjusted EBITDA of $26,200,000.

(g)                                 Subsection 5.2(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(b)                                 Interest Coverage Ratio.  Permit or suffer the Interest Coverage Ratio to be less than the levels set forth in the following table as of the dates shown:

Date of Measurement	Required Ratio
March 31, 2002	1.52 to 1.00
June 30, 2002	1.49 to 1.00
September 30, 2002	1.46 to 1.00
December 31, 2002	1.39 to 1.00
March 31, 2003	1.43 to 1.00
June 30, 2003	1.50 to 1.00
September 30, 2003	1.56 to 1.00
December 31, 2003	1.54 to 1.00

(h)                                 Subsection 5.2(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(c)                                  Fixed Charge Coverage Ratio.  Permit or suffer the Fixed Charge Coverage Ratio to be less than the levels set forth in the following table as of the dates shown:

Date of Measurement	Required Ratio
March 31, 2002	1.12 to 1.00
June 30, 2002	1.04 to 1.00
September 30, 2002	0.99 to 1.00
December 31, 2002	1.01 to 1.00
March 31, 2003	1.00 to 1.00
June 30, 2003	1.05 to 1.00
September 30, 2003	1.04 to 1.00
December 31, 2003	1.06 to 1.00

(i)                                     Subsection 5.2(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(d)                                 Senior Debt to Adjusted EBITDA Ratio.  Permit or suffer the Senior Debt to Adjusted EBITDA Ratio to be greater than the levels set forth in the following table as of the dates shown:

Date of Measurement	Required Ratio
March 31, 2002	1.24 to 1.00
June 30, 2002	1.52 to 1.00
September 30, 2002	1.47 to 1.00
December 31, 2002	1.76 to 1.00
March 31, 2003	1.98 to 1.00
June 30, 2003	1.94 to 1.00
September 30, 2003	1.78 to 1.00
December 31, 2003	1.77 to 1.00

(j)                                     The Revolving Commitment set forth next to the name of LaSalle on the signature page to the Credit Agreement is hereby amended and restated in its entirety as “$28,000,000.”

3.                                       Conditions to Amendment Effective Date.  This Amendment shall become effective and the Fourth Amendment Effective Date shall occur upon completion of each of the following conditions to the reasonable satisfaction of each of LaSalle and Bank One:

(a)                                  Execution and Delivery of This Amendment.  This Amendment shall have been duly executed and delivered by the parties hereto.

(b)                                 Restated Revolving Note.  The Company shall have executed and delivered to LaSalle a Second Amended and Restated Revolving Credit Note in the form attached to this Amendment as Exhibit A.

(c)                                  Guarantor Reaffirmations.  Each of the Guarantors shall have executed and delivered to the Agent a reaffirmation of such Guarantor’s obligations under the Guaranty in the form attached to this Amendment as Exhibit B.

(d)                                 Secretary’s Certificates; Resolutions; Incumbency.  The Company shall have delivered to the Agent, for the Company and for each Guarantor, a certificate of the Secretary or Assistant Secretary of the Company or such Guarantor certifying:

(i)                                     the names, offices and true signatures of the officers of the Company or such Guarantor authorized to execute, deliver and perform, as applicable, this Amendment and/or any other instruments, documents or agreements to be entered into by the Company or such Guarantor in connection herewith; and

(ii)                                  true and correct copies of resolutions of the board of directors of the Company or such Guarantor approving and authorizing the execution, delivery and performance by the Company or such Guarantor of this Amendment and/or any other instruments, documents or agreements to be entered into by the Company or such Guarantor in connection herewith.

(e)                                  Execution and Delivery of Other Documents.  The Company and the Guarantors shall execute and deliver any other document, instrument, certificate or other agreement reasonably requested by the Agent in connection with this Amendment.

4.                                       Reaffirmation and Confirmation of Security Interest.  The Company hereby confirms to LaSalle and Bank One that the Company has granted to the Agent, for the benefit of the Lenders, a security interest in or lien upon substantially all of its property in order to secure the obligations of the Company to the Agent and the Lenders pursuant to the Credit Agreement.  The Company hereby reaffirms such grant of such security interest and lien to the Agent, for the benefit of the Lenders, for such purpose in all respects.

5.                                       Representation and Warranties.  To induce LaSalle and Bank One to enter into this Amendment, the Company hereby represents and warrants to LaSalle and Bank One that:

(a)                                  Since December 30, 2002, there has been no development or event, which has had or could reasonably be expected to have a material adverse effect on the Company’s business or financial condition.  No Event of Default or Unmatured Event will occur after giving effect to this Amendment.

(b)                                 The Company has the corporate power and authority, and the legal right, to make and deliver this Amendment and each other instrument, document or agreement to be executed and delivered by it pursuant hereto, and to perform all of its obligations hereunder and thereunder, and under the Credit Agreement as amended by this Amendment, and the Company has taken all necessary corporate action to authorize the execution and delivery of this Amendment and each other instrument, document or agreement to be executed and delivered by it pursuant hereto.

(c)                                  When executed and delivered, this Amendment and each other instrument, document or agreement to be executed and delivered by the Company pursuant hereto, and the Credit Agreement as amended by this Amendment, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, and by general equitable principles.

(d)                                 No Unmatured Event or Event of Default exists, taking into account the changes to the Credit Agreement contemplated by this Amendment, and the representations and warranties made by the Company and the Continuing Guarantors in the Loan Documents to which each is a party are true and correct in all material respects on and as of the date hereof, after giving effect to the effectiveness of this Amendment and each other instrument, document or agreement to be executed and delivered by any of them pursuant thereto, as if made on and as of this date, other than those that relate to an earlier or specific date.

6.                                       Miscellaneous.

(a)                                  Captions.  Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

(b)                                 Governing Law.  This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles.  Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(c)                                  Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(d)                                 Counterparts; Facsimile Signature.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.  This Amendment may be executed by facsimile signature, and any such facsimile signature by any party hereto shall be deemed to be an original signature and shall be binding on such party to the same extent as if such facsimile signature were an original signature.

(e)                                  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)                                    References.  From and after the date of execution of this Amendment, any reference to any of the Loan Documents contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

(g)                                 Continued Effectiveness.  Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Credit Agreement, the Notes or any other Loan Document.  The parties hereto expressly do not intend to extinguish the Credit Agreement or any other Loan Document.  Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement, as evidenced by the Notes (including the amended and restated Revolving Note to be executed and delivered pursuant to this Amendment), and as secured by the collateral described in the Security Documents.  The Loan Documents, except as modified hereby, remain in full force and effect and are hereby reaffirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Amended and Restated Credit Agreement to be duly executed under seal and delivered by their respective duly authorized officers on the date first above written.

APCOA/STANDARD PARKING, INC.

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION, as Agent and a Lender

By:
Name:
Title:

BANK ONE, NA, as a Lender

By:
Name:
Title:

EXHIBIT A

SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE

$28,000,000	Originally executed January 11, 2002
Amended and Restated on January , 2003

FOR VALUE RECEIVED, the undersigned, APCOA/STANDARD PARKING, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Lender”):

(a)                                  prior to or on the Revolving Credit Termination Date the principal amount of Twenty Eight Million Dollars ($28,000,000) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Lender to the Borrower pursuant to that certain Amended and Restated Credit Agreement dated as of January 11, 2002, as amended (as further amended, restated, modified or supplemented and in effect from time to time, the “Credit Agreement”), among the Borrower, certain lenders which are or may become parties to the Credit Agreement, and the Lender, as agent for itself and the other lenders; and

(b)                                 interest on the principal balance hereof from time to time outstanding from and after the Closing Date under the Credit Agreement at the times and at the rates provided in the Credit Agreement.

This Second Amended and Restated Revolving Credit Note (this “Note”) evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement.  This Note amends and restates in its entirety the Amended and Restated Revolving Credit Note which was previously executed and delivered by Borrower to Lender on January 11, 2002 (the “Original Revolving Note”) in connection with the Credit Agreement.  The amendment and restatement of such Original Revolving Note evidenced hereby is pursuant to an increase in the stated principal amount of the Original Revolving Note.  It is the intent of the parties hereto that the Original Revolving Note, as restated hereby, shall re-evidence the Revolving Loans under the Credit Agreement and is in no way intended to constitute repayment or a novation of any of the Lender Indebtedness which is evidenced by the Credit Agreement or such Original Revolving Note or any of the other Loan Documents executed in connection therewith.  The Lender and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.  All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of the making of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment.  The outstanding amount of the Revolving Credit Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any Revolving Credit Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

If any one or more Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in accordance with the terms and conditions of the Credit Agreement.

No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or persons primarily or secondarily liable.

THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 8.2 OF THE CREDIT AGREEMENT.  THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

IN WITNESS WHEREOF, the undersigned has caused this Second Amended and Restated Revolving Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.

APCOA/STANDARD PARKING, INC.

By:
Name:
Title:

Date	Amount of Loan	Type of Loan*	Interest Rate	Interest Period (if applicable)	Amount of Principal Paid, Prepaid or Converted	Balance of Principal Unpaid	Notation Made By

*                                         LIBOR or Adjusted Corporate Base Rate

EXHIBIT B

REAFFIRMATION AGREEMENT

This Reaffirmation Agreement (this “Agreement”) is dated as of January     , 2003, and is made jointly and severally by the entities which are signatories hereto (the “Guarantors”) in favor of LaSalle Bank National Association, a national banking association, as agent (the “Agent”) under the Credit Agreement referred to below, for the benefit of Agent and the “Lenders” under such Credit Agreement.

W I T N E S S E T H:

WHEREAS, APCOA/Standard Parking, Inc., a Delaware corporation (the “Borrower”) is indebted to the “Lenders” under that certain Amended and Restated Credit Agreement dated as of January 11, 2002, as amended (as further amended, restated, modified or supplemented and in effect on the date hereof, the “Credit Agreement”) and the “Notes” referred to therein; and

WHEREAS, in connection and concurrently with Borrower’s execution of the Credit Agreement and the Notes, the Guarantors entered into that certain Amended and Restated Guaranty in favor of the Agent, for the benefit of the Agent and the Lenders (the same, as it may be amended, restated, modified or supplemented and in effect from time to time being herein referred to as the “Guaranty”) providing for the guaranty by the Guarantors of Borrower’s obligations under the Credit Agreement, the Notes, and the other “Loan Documents” (as such term is defined in the Credit Agreement); and

WHEREAS, in connection and concurrently with Borrower’s execution of the Credit Agreement and the Notes, and from time to time thereafter, the Guarantors have entered into certain “Security Documents” (as such term is defined in the Credit Agreement) granting a Lien on substantially all of the Guarantors’ assets to secure Borrower’s obligations under the Credit Agreement, the Notes and the other Loan Documents; and

WHEREAS, Borrower has requested that Agent and the Lenders amend the Credit Agreement in certain respects, all as set forth in that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of January      , 2003 by and among the Borrower, the Lenders and the Agent (the “Fourth Amendment”) and the Second Amended and Restated Revolving Credit Note referred to in the Fourth Amendment (the “Restated Revolving Note”); and

WHEREAS, the Lenders and the Agent are agreeable to such requests, subject to certain terms and conditions and provided, among other things, that the Guarantors concurrently execute and deliver this Reaffirmation Agreement; and

WHEREAS, the Guarantors desires to induce the Lenders and the Agent to take such actions and are therefore willing to execute and deliver this Reaffirmation Agreement in favor of the Agent for the benefit of the Lenders and the Agent;

NOW, THEREFORE, the Guarantors hereby jointly and severally agree as follows:

1.                                       Reaffirmation of Guaranty and Security Documents.  The Guaranty and each Security Document is hereby reaffirmed as of the date hereof in all respects jointly and severally by each of the Guarantors, and shall continue from and after the date hereof and shall remain in full force and effect from and after the date hereof, and the obligations guaranteed under the Guaranty and secured pursuant to the Security Documents shall include the Borrower’s obligations under the Credit Agreement as amended by the Fourth Amendment and under the Restated Revolving Note.

2.                                       Reaffirmation and Confirmation of Security Interest.  Each Guarantor hereby confirms to LaSalle and Bank One that such Guarantor has granted to the Agent, for the benefit of the Agent and the Lenders, a security interest in or lien upon substantially all of its property in order to secure the obligations of the Borrower to the Agent and the Lenders pursuant to the Credit Agreement.  Each Guarantor hereby reaffirms such grant of such security interest and lien to the Agent, for the benefit of the Agent and the Lenders, for such purpose in all respects.

3.                                       Representations and Warranties.  To induce LaSalle and Bank One to enter into the Fourth Amendment, the Guarantors hereby jointly and severally represent and warrant to the Agent, for the benefit of the Agent and the Lenders, that:

(a)                                  Since September 30, 2002, there has been no development or event, which has had or could reasonably be expected to have a material adverse effect on any Guarantor’s or the Borrower’s business or financial condition.  No Event of Default or Unmatured Event will occur after giving effect to the Fourth Amendment.

(b)                                 Each Guarantor has the corporate or limited liability company power and authority, and the legal right, to make and deliver this Agreement and has taken all necessary corporate or limited liability company action to authorize the execution and delivery of this Agreement.

(c)                                  This Agreement and the Guaranty each constitute legal, valid and binding obligations of the Guarantors, enforceable in accordance with their respective terms, except as enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, and by general equitable principles.

(d)                                 No Unmatured Event or Event of Default exists and the representations and warranties made by the Borrower and the Guarantors in the Loan Documents to which each is a party are true and correct in all material respects on and as of the date hereof, after giving effect to the effectiveness of the Fourth Amendment and each other instrument, document or agreement to be executed and delivered by any of them pursuant thereto, as if made on and as of this date, other than those that relate to an earlier or specific date.

4.                                       Governing Law.  This Agreement shall be governed and construed in accordance with the internal laws and decisions of the state of Illinois, without regard to the conflict of laws provisions thereof.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this

Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

5.                                       Captions.  Section captions and headings used in this Agreement are for convenience only and are not part of and shall not affect the construction of this Agreement.

6.                                       Counterparts; Facsimile Signature.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.  This Agreement may be executed by facsimile signature, and any such facsimile signature by any party hereto shall be deemed to be an original signature and shall be binding on such party to the same extent as if such facsimile signature were an original signature.

7.                                       Successors and Assigns.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of such parties and their respective successors and assigns.

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IN WITNESS WHEREOF, the undersigned have each executed this Reaffirmation Agreement as of the date first above written.

AP Holdings, Inc.	Tower Parking, Inc.

By:	By:
Name:	Name:
Title:	Title:

APCOA Bradley Parking Company, LLC	Virginia Parking Service, Inc.

By:	By:
Name:	Name:
Title:	Title:

APCOA LaSalle Parking Company, LLC	Hawaii Parking Maintenance, Inc.

By:	By:
Name:	Name:
Title:	Title:

Standard Auto Park, Inc.	Standard Parking Corporation IL

By:	By:
Name:	Name:
Title:	Title: